Exhibit 99.1

Arch Resources and CONSOL Energy to Combine in All-Stock Merger of Equals to Create Core Natural Resources, a Premier North American Natural Resource Company Focused on Global Markets

Brings Together Two Best-in-Sector Operating Platforms with a World-Class Portfolio of High-Quality,
Low-Cost, Long-Lived Longwall Coal Mining Assets and Strong Distribution Networks

Creates Diversified Coal Producer Serving Global Steel, Industrial, and Power Generation Customers with
~12 Mtpa of Metallurgical Grade Coals and More than 25 Mtpa of High Calorific Value Thermal Coal

Creates a Leading North American Coal Export Business with ~25 Mtpa of Export Capacity via Ownership Interests in Two East Coast Terminals as well as Strategic Access to West Coast and Gulf of Mexico Ports

Expected to Generate Substantial Free Cash Flow to Fuel Robust Capital Returns to Core Natural Resources’ Stockholders, Supported by a Strong Balance Sheet and a Pro Forma Positive Net Cash Position

Expected to Generate $110 Million to $140 Million of Annual Cost and Operational Synergies

Companies to Host Joint Conference Call Today at 8:30 a.m. ET / 7:30 a.m. CT

ST. LOUIS and CANONSBURG, Pa. – August 21, 2024 – Arch Resources, Inc. (“Arch”) (NYSE: ARCH) and CONSOL Energy Inc. (“CONSOL”) (NYSE: CEIX) today announced that they have entered into a definitive agreement to combine in an all-stock merger of equals to create Core Natural Resources, a premier North American natural resource company focused on global markets.

Core Natural Resources will be a leading producer and exporter of high-quality, low-cost coals with offerings ranging from metallurgical to high calorific value thermal coals. With mining operations and terminal facilities across six states, the combined company will own 11 mines, including one of the largest, lowest cost, and highest calorific value thermal coal mining complexes in North America and one of the largest, lowest cost, and highest quality metallurgical coal mine portfolios in the United States. In addition, the combined company will have access to global markets via ownership interests in two export terminals on the U.S. Eastern seaboard, along with strategic connectivity to ports on the West Coast and Gulf of Mexico. Arch and CONSOL sold an aggregate of approximately 101 million tons of coal in 2023 to steelmaking, industrial, and power-generation customers. Pro forma, Core Natural Resources would have a market capitalization of approximately $5.2 billion as of August 19, 2024, and on a pro forma basis for 2023, revenues were approximately $5.7 billion and adjusted EBITDA1 was approximately $1.8 billion, excluding expected synergies.

Jimmy Brock, Chairman and Chief Executive Officer of CONSOL, said, “We are excited to bring our companies together to create a new industry leader that is ideally positioned to meet the rising demand for critical resources and energy around the world. Our assets are highly complementary, resulting in increased diversification across coal types, end uses, and geographies. In addition, Core Natural Resources is expected to have a strong balance sheet, ample liquidity, and robust free cash flow to deliver industry-leading capital returns. We look forward to working closely together to continue meeting the world’s steel, infrastructure, and energy needs that are so critical to our everyday lives and to capture the significant benefits and long-term value we believe this merger will create for our stockholders, employees, customers, and the communities in which we live and operate.”

Paul Lang, Chief Executive Officer of Arch, said, “This merger will join two proven leadership teams and best-in-sector operating platforms to establish a premier North American coal producer with worldwide reach and world-class mining and logistics capabilities. Core Natural Resources will enjoy the benefits of CONSOL’s growing seaborne thermal business focused on industrial applications coupled with Arch’s significant exposure to attractive global metallurgical coal markets. Together, we expect to realize meaningful operating synergies through the optimization of support functions, greatly enhanced marketing opportunities, and a significantly expanded logistics network, which will enhance our ability to deliver coal reliably and efficiently to our global customers. Importantly, both companies are driven by a deep commitment to safety, environmental and social stewardship and operating excellence, and we will continue to build around these commitments as we work to deliver superior value to stockholders.”

1 Arch defines adjusted EBITDA as net income before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations and nonoperating expenses; CONSOL defines adjusted EBITDA as (i) net income (loss) plus income taxes, interest expense and depreciation, depletion, and amortization, as adjusted for (ii) certain non-cash items, such as stock-based compensation and loss on debt extinguishment excellence, and we will continue to build around these commitments as we work to deliver superior value to stockholders.”

Strategic and Financial Benefits of the Proposed Merger

•	High-quality coal portfolio underpinned by eight low-cost, long-lived longwalls: The merger will create a diversified coal producer with a broad portfolio of high-quality metallurgical and thermal coals focused on seaborne markets where the business is highly contracted. More than 35 Mtpa of this coal will be produced by a best-in-sector portfolio of longwall operations at CONSOL’s Pennsylvania Mining Complex and Arch’s Leer, Leer South and West Elk mines.

•	Greater diversification across multiple growth markets and geographies with little, if any, overlap: The ability of Core Natural Resources to provide a range of coal qualities and blends will enable it to serve a more diverse customer base across multiple growth markets and geographies. For example, metallurgical coal produced by the combined company is a key input in the production of new steel from blast furnaces. Blast furnace steel constitutes 70% of the world’s steel output. Metallurgical coal is expected to remain in strong demand for decades to come, as new steel will be essential in supporting the world’s growing population, ongoing economic development, continued urbanization, and the build-out of a low-carbon economy. Furthermore, the high calorific value thermal coal mined by the combined company is increasingly sought after in industrial markets. On a pro forma basis in 2023, Core Natural Resources would have delivered more than 25 Mtpa to support key end-use applications, including cement production and other industrial uses, as well as to serve resurgent power generation demand driven by AI, data centers, and EV expansion. In addition, CONSOL Innovations provides the ability to focus on developing and commercializing cutting edge technologies in carbon products and carbon management.

•	Expands North American logistics and export capabilities to serve growing global customer base: Core Natural Resources will have an ownership interest in approximately 25 Mtpa of export coal capacity across two marine export terminals on the U.S. Eastern seaboard and have strategic connectivity to ports on the West Coast and Gulf of Mexico. The potential to optimize this expanded export capacity and logistics capabilities is expected to enhance reliable, efficient coal delivery to global customers.

•	Accretive to cash flows: The transaction is expected to be accretive to free cash flow for both Arch and CONSOL in the first full year following close.

•	Expected significant value creation from anticipated cost savings and operational synergies: The combination is expected to generate $110 million to $140 million of annual cost and operational synergies within six to 18 months following the close of the transaction, primarily from logistics optimization, coal blending and related opportunities, as well as procurement and SG&A efficiencies.

•	Anticipated strong cash flow and balance sheet expected to deliver substantial capital returns: On a pro forma basis, excluding the impact of synergies, Core Natural Resources would have generated approximately $1.4 billion of free cash flow[2] in 2023, and would have had a net cash[3] position of approximately $260 million as of June 30, 2024. Its strong cash flow and balance sheet is expected to provide significant financial flexibility and improved access to capital to support robust capital returns in a wide range of market environments as well as value creating investments. Discretionary cash flow is expected to be returned to stockholders via share buybacks and a potential modest sustaining dividend.

•	Shared values and stakeholder commitments to support smooth integration: Both Arch and CONSOL have among the best safety records and lowest incident rates in the mining industry, and as a combined company, safety, compliance, and continuous improvement will remain core values. Core Natural Resources will maintain a strong, diverse workforce and provide competitive compensation and comprehensive benefits programs, consistent with its objective of being an employer of choice where it operates. As a larger, stronger organization, Core Natural Resources is expected to have an enhanced ability to retain, attract, and develop its people. Environmental stewardship, innovation, and ongoing community support will continue to be prioritized.

2 Free Cash Flow (“FCF”) is a non-GAAP financial measure and is defined as Adjusted EBITDA – CapEx

3 Defined as cash, cash equivalents and short-term investments – total debt

Leadership and Headquarters

Core Natural Resources will be led by a proven team that reflects the strengths and capabilities of both Arch and CONSOL.

Mr. Brock will serve as Executive Chairman of Core Natural Resources’ Board of Directors, and Mr. Lang will serve as Chief Executive Officer and as a member of the Board. In addition, Mitesh Thakkar, CONSOL’s President and Chief Financial Officer, will serve as President and CFO of the combined company. George Schuller Jr., Arch’s Chief Operating Officer, Bob Braithwaite, CONSOL’s Senior Vice President of Marketing, and Deck Slone, Arch’s Senior Vice President of Strategy, will each serve in the same capacity at Core Natural Resources.

The Board of Directors of the combined company will have eight directors. Four directors will be selected by CONSOL, including Mr. Brock. Four directors will be selected by Arch, including Mr. Lang and Richard Navarre, currently Independent Chairman of the Arch Board, who will serve as Lead Independent Director on the Core Natural Resources Board.

Core Natural Resources will be headquartered in Canonsburg, Pennsylvania, leveraging its close proximity to the majority of its mining and export operations, and will maintain a presence in St. Louis.

Transaction Terms

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Arch stockholders will receive a fixed exchange ratio of 1.326 shares of CONSOL common stock for each share of Arch common stock owned.

Upon closing of the transaction, Core Natural Resources will trade under a new ticker. Arch stockholders will own approximately 45% of Core Natural Resources, and CONSOL stockholders will own approximately 55% on a fully diluted basis. The merger is expected to be tax-free to stockholders of both companies for U.S. federal income tax purposes.

Approvals and Closing

The merger is expected to close by the end of the first quarter of 2025, subject to approval by both companies’ stockholders, regulatory approvals, and the satisfaction of other customary closing conditions.

Arch, CONSOL Dividend and Share Repurchases

In connection with the execution of the agreement, the CONSOL Board declared a dividend equal to $0.25 per share. The dividend will be payable in cash on September 13, 2024, to holders of record of CONSOL common stock as of the close of business on August 30, 2024. In addition, each of Arch and CONSOL is permitted to pay quarterly dividends of up to $0.25 per share to their respective stockholders during the pendency of the merger, with the declaration of any dividends subject to the approval of the respective company’s Board of Directors.

Arch and CONSOL will suspend share repurchases until the transaction is completed.

Advisors

Perella Weinberg Partners is serving as exclusive financial advisor to Arch, and Latham & Watkins LLP and Gibson, Dunn & Crutcher LLP are serving as legal counsel.

Moelis & Company LLC is serving as exclusive financial advisor to CONSOL, and Wachtell, Lipton, Rosen & Katz and McGuireWoods LLP are serving as legal counsel.

Conference Call and Webcast

Arch and CONSOL will host a joint conference call and webcast today, August 21, 2024 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the merger.

The conference call will be available via live webcast on the investor relations section of each company’s website at https://www.archrsc.com/ and https://www.consolenergy.com/, or directly at the following web address: https://event.choruscall.com/mediaframe/webcast.html?webcastid=KidiPfmS. Associated presentation materials will also be available for viewing on the same website prior to the call.

The conference call can also be accessed by dialing 1-866-524-3160 within the U.S. and 1-412-317-6760 for all other locations. An archive of the webcast will be available for at least 30 days after the event.

About Arch Resources, Inc.

Arch Resources is a premier producer of high-quality metallurgical products for the global steel industry. The company operates large, modern and highly efficient mines that consistently set the industry standard for both mine safety and environmental stewardship. Arch Resources from time to time utilizes its website – www.archrsc.com – as a channel of distribution for material company information. To learn more about us and our premium metallurgical products, go to www.archrsc.com.

About CONSOL Energy Inc.

CONSOL Energy Inc. (NYSE: CEIX) is a Canonsburg, Pennsylvania-based producer and exporter of high-Btu bituminous thermal coal and metallurgical coal. It owns and operates some of the most productive longwall mining operations in the Northern Appalachian Basin. CONSOL's flagship operation is the Pennsylvania Mining Complex, which has the capacity to produce approximately 28.5 million tons of coal per year and is comprised of 3 large-scale underground mines: Bailey Mine, Enlow Fork Mine, and Harvey Mine. CONSOL recently developed the Itmann Mine in the Central Appalachian Basin, which has the capacity when fully operational to produce roughly 900 thousand tons per annum of premium, low-vol metallurgical coking coal. The company also owns and operates the CONSOL Marine Terminal, which is located in the port of Baltimore and has a throughput capacity of approximately 20 million tons per year. In addition to the ~584 million reserve tons associated with the Pennsylvania Mining Complex and the ~28 million reserve tons associated with the Itmann Mining Complex, the company controls approximately 1.3 billion tons of greenfield thermal and metallurgical coal reserves and resources located in the major coal-producing basins of the eastern United States. Additional information regarding CONSOL Energy may be found at www.consolenergy.com.

Cautionary Statement Regarding Forward-Looking Information

This communication contains certain “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would” and similar expressions. Forward-looking statements are not statements of historical fact and reflect CONSOL’s and Arch’s current views about future events. Such forward-looking statements include, without limitation, statements about the benefits of the proposed transaction involving CONSOL and Arch, including future financial and operating results, CONSOL’s and Arch’s plans, objectives, expectations and intentions, the expected timing and likelihood of completion of the proposed transaction, and other statements that are not historical facts, including estimates of coal reserves, estimates of future production, assumptions regarding future coal pricing, planned delivery of coal to markets and the associated costs, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this communication will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, without limitation, the ability to obtain the requisite CONSOL and Arch stockholder approvals; the risk that CONSOL or Arch may be unable to obtain governmental and regulatory approvals required for the proposed transaction (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the risk that an event, change or other circumstance could give rise to the termination of the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk of delays in completing the proposed transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the proposed transaction may not be fully realized or may take longer to realize than expected; the risk that any announcement relating to the proposed transaction could have adverse effects on the market price of CONSOL’s common stock or Arch’s common stock; the risk of litigation related to the proposed transaction; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the diversion of management time from ongoing business operations and opportunities as a result of the proposed transaction; the risk of adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; the dilution caused by CONSOL’s issuance of additional shares of its capital stock in connection with the proposed transaction; changes in coal prices, which may be caused by numerous factors, including changes in the domestic and foreign supply of and demand for coal and the domestic and foreign demand for steel and electricity; the volatility in commodity and capital equipment prices for coal mining operations; the presence or recoverability of estimated reserves; the ability to replace reserves; environmental and geological risks; mining and operating risks; the risks related to the availability, reliability and cost-effectiveness of transportation facilities and fluctuations in transportation costs; foreign currency, competition, government regulation or other actions; the ability of management to execute its plans to meet its goals; risks associated with the evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions; natural and man-made disasters; civil unrest, pandemics, and conditions that may result from legislative, regulatory, trade and policy changes; and other risks inherent in CONSOL’s and Arch’s businesses.

All such factors are difficult to predict, are beyond CONSOL’s and Arch’s control, and are subject to additional risks and uncertainties, including those detailed in CONSOL’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q, and current reports on Form 8-K that are available on its website at https://investors.consolenergy.com/sec-filings and on the SEC’s website at http://www.sec.gov, and those detailed in Arch’s annual report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Arch’s website at https://investor.archrsc.com/sec-filings/ and on the SEC’s website at http://www.sec.gov.

Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither CONSOL nor Arch undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

No Offer or Solicitation

This communication is not intended to be, and shall not constitute, an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, CONSOL intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Arch and CONSOL and that will also constitute a prospectus of CONSOL. Each of Arch and CONSOL may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Arch or CONSOL may file with the SEC. The definitive joint proxy statement/prospectus (if and when available) will be mailed to stockholders of Arch and CONSOL. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCH, CONSOL AND THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents containing important information about Arch, CONSOL and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by Arch may be obtained free of charge on Arch’s website at https://investor.archrsc.com/sec-filings/ or, alternatively, by directing a request by mail to Arch’s Corporate Secretary at One CityPlace Drive, Suite 300, St. Louis, Missouri, 63141. Copies of the registration statement and joint proxy statement/prospectus (if and when available) and other documents filed with the SEC by CONSOL may be obtained free of charge on CONSOL’s website at https://investors.consolenergy.com/sec-filings or, alternatively, by directing a request by mail to CONSOL’s Corporate Secretary at 275 Technology Drive, Suite 101, Canonsburg, Pennsylvania 15317.

Participants in the Solicitation

Arch, CONSOL and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Arch, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Arch’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 27, 2024, including under the headings “Executive Compensation,” “Director Compensation,” “Equity Compensation Plan Information,” and “Security Ownership of Directors and Executive Officers.” To the extent holdings of Arch common stock by the directors and executive officers of Arch have changed from the amounts of Arch common stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), in each case filed with the SEC, including: the Form 3 filed by George John Schuller on March 19, 2024; and the Forms 4 filed by Pamela Butcher on March 13, 2024, March 18, 2024 and June 17, 2024, James Chapman on March 11, 2024, Paul Demzik on March 5, 2024, John Eaves on March 8, 2024, Patrick Kriegshauser on March 18, 2024 and June 17, 2024, Holly Koeppel on March 18, 2024 and June 17, 2024, Richard Navarre on March 18, 2024, and June 17, 2024, George John Schuller on March 21, 2024, Peifang Zhang on March 18, 2024 and June 17, 2024 and John Ziegler on March 8, 2024. Information about the directors and executive officers of CONSOL, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in CONSOL’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 1, 2024, including under the headings “Board of Directors and Compensation Information,” “Executive Compensation Information” and “Beneficial Ownership of Securities.” To the extent holdings of CONSOL common stock by the directors and executive officers of CONSOL have changed from the amounts of CONSOL common stock held by such persons as reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, in each case filed with the SEC, including: the Forms 4 filed by James Brock on May 24, 2024 and July 1, 2024, John Mills on May 9, 2024, Cassandra Chia-Wei Pan on May 9, 2024, Valli Perera on May 9, 2024, Joseph Platt on May 9, 2024 and John Rothka on March 8, 2024. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and security holders should read the registration statement and joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of any of the documents referenced herein from Arch or CONSOL using the sources indicated above.

Non-GAAP Financial Information

This communication includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, as amended, including Adjusted EBITDA, Free Cash Flow and Net Cash. These non-GAAP financial measures are included in this communication as the management of CONSOL and Arch believe such measures are useful to investors in evaluating the companies’ operating performance. CONSOL and Arch may use different methods for calculating these non-GAAP financial measures. These non-GAAP financial measures are not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP by each of CONSOL and Arch in their filings with the SEC.

Arch Resources Contacts Investors Deck Slone 314-994-2916 dslone@archrsc.com Media Andrew Siegel / Aaron Palash / Spencer Hoffman Joele Frank, Wilkinson Brimmer Katcher 212-355-4449

CONSOL Energy Contacts

Investors

Nathan Tucker

724-416-8336

nathantucker@consolenergy.com

Media

Erica Fisher

724-416-8292

ericafisher@consolenergy.com

OR

Barrett Golden / Adam Pollack / Kara Grimaldi

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449